Exhibit 99.1

WABCO Reports Q2 2008 Results; Sets Another Quarterly Sales and Net

Income Record; Raises Full-Year Earnings Projections

•	Record quarterly sales of $773 million, up 33 percent over prior year; up 16 percent in local currencies; all organic growth

•

U.S. GAAP operating margin of 10.9 percent, an expansion of 242 basis points over prior year; performance operating margin of 12.1 percent, an expansion of 70 basis points over prior year in local currencies

•	Quarterly diluted EPS of $1.00 on U.S. GAAP basis; diluted EPS of $1.13 on performance basis, up 66 percent over prior year

•	Raising full-year 2008 earnings projections; U.S. GAAP diluted EPS range raised to $3.71—$3.85; performance diluted EPS range raised to $4.12—$4.26, an increase of $0.21

BRUSSELS, Belgium – July 30, 2008 – WABCO Holdings Inc. (NYSE: WBC) today reported record Q2 2008 sales of $773 million, up 33 percent over prior year and up 16 percent in local currencies, continuing the Company’s long track record of quarterly growth.

“Marking yet another quarterly record for sales and income, these results show our continued ability to outperform the global commercial vehicle industry and generate productivity,” said Jacques Esculier, WABCO Chief Executive Officer. “We outpaced truck and bus growth in every region of the world, led by our 42 percent growth in Asia. Our aftermarket sales rose by 12 percent, as customer demand rebounded from slower growth in the previous quarter. In North America, where the industry expanded by 3 percent, our continuously improving market position resulted in sales growth of 11 percent. In Europe, we grew by 22 percent, outperforming a very strong market.”

WABCO reported Q2 2008 operating income of $84.4 million, up 71 percent over prior year on a U.S. GAAP basis. Performance operating income, which excludes separation and streamlining costs, rose to $93.2 million, up 43 percent over prior year and up 24 percent over prior year in local currencies.

WABCO’s U.S. GAAP operating margin in Q2 2008 increased to 10.9 percent, expanding 242 basis points over prior year. Performance operating margin increased to 12.1 percent, expanding 70 basis points over prior year in local currencies.

“Our WABCO Operating System continues to improve our income performance through operational gains in efficiency and quality across our value chain. This quarter alone we not only achieved $28 million in further productivity but also three globally operating customers publicly presented us with their top awards for quality and commercial excellence,” said Esculier.

On a U.S. GAAP basis, Q2 2008 net income increased by 115 percent to $67.0 million or $1.00 per diluted share from $31.1 million or $0.45 cents per diluted share a year ago. Excluding separation costs, operational streamlining expenses, and one-time and discrete tax items, Q2 2008 performance net income increased by 60 percent to $75.5 million or $1.13 per diluted share versus $47.2 million or $0.68 per diluted share a year ago.

WABCO generated $90.8 million in net cash from operating activities in Q2 2008 and $72.0 million of free cash flow. Continuing its share buy-back program announced on August 1,

2007, the Company repurchased approximately 1.4 million shares for $65.8 million in open market transactions in Q2 2008, bringing the total number of repurchased shares to 4.7 million or 6.7 percent of diluted shares outstanding at the time of spin-off. WABCO also paid $4.6 million in dividends in Q2 2008.

Q2 2008 Highlights

As stated during Q2 2008, WABCO won the top supplier award for commercial excellence from Volkswagen (VW) Commercial Vehicles in Brazil where VW’s global headquarters for its truck and bus division is located. In addition, WABCO earned a top quality award from KAMAZ, Russia’s largest manufacturer of commercial vehicles. Also, Tata Motors, India’s largest manufacturer of commercial vehicles, presented their best quality award to the joint venture WABCO-TVS (India) Ltd. (WABCO-TVS), in recognition of its zero-defects-per-million-parts performance over the past three years.

In Q2 2008, WABCO reported a new contract to provide braking products and aftermarket services for the Beijing Public Transport Corporation, the world’s largest municipal bus service, before and during the Beijing 2008 Olympic and Paralympics Games. WABCO also disclosed that Maverick USA, one of North America’s largest motor carriers, completed its first year of truck and trailer fleet operations equipped with nearly 1,000 WABCO IVTM systems, marking North America’s first fleet fully integrated with vehicle tire pressure monitoring and resulting in significantly improved fuel efficiency.

WABCO also reported in Q2 2008 the inauguration of two manufacturing facilities located in India and the extension of an existing software design center that are owned by WABCO-TVS, further expanding WABCO’s global capabilities in India. Another WABCO-TVS-owned manufacturing facility located in Ambattur, Chennai, received the prestigious Total Productive Maintenance Excellence Award from the Japan Institute of Plant Maintenance, in recognition of production performance at world-beating levels of efficiency and quality.

Updated Full-Year 2008 Projections

WABCO confirmed its expectation for sales growth in 2008 between 9 and 12 percent in local currencies. Additionally, WABCO has raised its full-year U.S. GAAP and performance diluted EPS projections. The revised range for U.S. GAAP diluted EPS is $3.71 to $3.85; the revised range for performance diluted EPS is $4.12 to $4.26, up $0.21 from the Company’s prior guidance. EPS on a performance basis excludes separation costs, operational streamlining expenses, and one-time and discrete tax items.

“With outstanding progress in the first half and our continuing capability to realize operational improvements resulting from the WABCO Operating System, we are confident in our ability to deliver the raised EPS projections for 2008,” said Esculier.

Conference Call

WABCO CEO Jacques Esculier and CFO Ulrich Michel will discuss WABCO’s results and outlook on a conference call at 8 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com/investor-relations where the press release and financial information will be available under “WABCO Q2 2008 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 719 325 4891 and U.S. toll-free dial-in number is 877 548 7906.

A replay of the call will be available from 11:00 a.m. Eastern Time on July 30 until midnight August 7, 2008. Replay dial-in number is +1 719 457 0820 and U.S. toll-free dial-in number is 888 203 1112. Pass code is 3142974.

About WABCO

WABCO Vehicle Control Systems is one of the world’s leading providers of electronic braking, stability, suspension and transmission automation systems for heavy duty commercial vehicles. Customers include the world’s leading commercial truck, trailer, and bus manufacturers. Founded in the U.S. in 1869 as Westinghouse Air Brake Company, WABCO was acquired by American Standard in 1968 and spun off in 2007. Headquartered in Brussels, Belgium, WABCO employs more than 7,700 people in 31 countries worldwide. In 2007, WABCO’s total sales were $2.4 billion. WABCO is a publicly traded company and is listed on the New York Stock Exchange with the stock symbol WBC. Website: www.wabco-auto.com

Forward-Looking Statements

Comments in this document contain certain forward-looking statements, which are based on management’s good faith expectations and beliefs concerning future developments. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the risks and uncertainties described in the “Risk Factors” section and the “Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on Company estimates.

Non-GAAP Financial Measures

To facilitate understanding of Q2 2008 results, several tables follow this news release. Sales excluding the effects of foreign exchange are a non-GAAP financial measure. Additionally, operating income, net income and net income per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation costs, operational streamlining expenses, and one-time and discrete tax items, as applicable. Lastly, “free cash flow” presents our net cash provided by operating activities less net cash used in investing activities. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the Company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment 1

Consolidated Statement of Income

Condensed Consolidated Balance Sheet

Consolidated Statement of Cash Flows

Attachment 2

Reconciliation of GAAP Reported Financial Measures to Performance Financial Measures

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Reconciliation of Projected U.S. GAAP Net Income to Performance Net Income and EPS

Media, investors and financial analysts contact

Mike Thompson, +32 (2) 663 9854, mike.thompson@wabco-auto.com

Jason Campbell, +1 732 369 7477, jason.campbell@wabco-auto.com

WABCO HOLDINGS INC.

Consolidated Statement of Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
(Amounts in millions, except share data)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales	$772.9	$582.3	$1,478.3	$1,141.1
Cost of sales	560.6	430.4	1,070.0	836.5

Gross profit	212.3	151.9	408.3	304.6
Cost and expenses:
Selling and administrative expenses	97.9	74.4	180.9	143.1
Product engineering expenses	27.2	19.9	51.5	41.2
Other operating expense, net	2.8	8.1	7.9	8.1

Operating income	84.4	49.5	168.0	112.2

Equity (income) of unconsolidated joint ventures	(2.5)	(4.0)	(3.1)	(8.8)
Other non-operating expense, net	1.9	2.3	4.4	6.4
Interest (income)/expense, net	(0.4)	0.6	(1.0)	3.0

Income before income taxes	85.4	50.6	167.7	111.6

Income taxes	18.4	19.5	39.4	40.4

Net income	$67.0	$31.1	$128.3	$71.2

Net income per common share
Basic	$1.02		$1.94
Diluted	$1.00		$1.91

Pro-forma net income per common share
Basic		$0.46		$1.05
Diluted		$0.45		$1.02

Common shares outstanding
Basic	65,551,460		66,003,846
Diluted	66,683,775		67,051,329

Pro-forma common shares outstanding
Basic		67,867,159		67,867,159
Diluted		69,696,428		69,696,428

WABCO HOLDINGS INC.

Condensed Consolidated Balance Sheet

(Amounts in millions)	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$309.8	$183.2
Accounts receivable, less allowance for doubtful accounts: $7.4 in 2008; $6.4 in 2007	544.1	464.6
Inventories	201.7	177.4
Future income tax benefits	7.9	8.0
Other current assets	60.5	54.2

Total current assets	1,124.0	887.4

Facilities, less accumulated depreciation	361.8	336.2
Goodwill	403.4	376.8
Capitalized software costs, net of accumulated amortization: $137.9 in 2008; $129.1 in 2007	31.7	35.1
Long-term future income tax benefits	40.8	40.7
Investments in unconsolidated joint ventures	84.5	83.0
Other assets	33.7	35.0

Total Assets	$2,079.9	$1,794.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Loans payable to banks	$6.1	$10.2
Accounts payable	209.7	193.5
Accrued payroll	119.4	100.1
Current portion of warranties	60.2	49.7
Taxes on income	10.7	12.8
Indemnification liabilities	10.1	26.4
Other accrued liabilities	126.8	91.6

Total current liabilities	543.0	484.3

Long-term debt	212.0	116.0
Post-retirement benefits	358.6	334.1
Deferred tax liabilities	25.6	25.6
Minority interests	14.4	13.5
Long-term indemnification liabilities	51.2	55.6
Long-term income tax liabilities	107.0	95.6
Other liabilities	61.5	61.9

Total Liabilities	1,373.3	1,186.6
Total Shareholders’ Equity	706.6	607.6

Total Liabilities & Shareholders’ Equity	$2,079.9	$1,794.2

WABCO HOLDINGS INC.

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended June 30,
(Amounts in millions)	2008	2007
Operating activities:
Net income	$67.0	$31.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18.3	15.6
Amortization of capitalized software and other intangibles	7.2	7.4
Equity in earnings of unconsolidated joint ventures, net of dividends received	(1.7)	(2.0)
Non-cash stock compensation	2.9	0.7
Loss on disposal of facilities	(0.8)	1.3
Changes in assets and liabilities:
Accounts receivable	(12.4)	(179.8)
Inventories	11.7	(3.8)
Accounts payable	8.6	5.5
Other accrued liabilities and taxes	(13.8)	(34.8)
Post-retirement benefits	2.5	(3.3)
Other current and long-term assets	(1.1)	14.2
Other long-term liabilities	2.4	(29.4)

Net cash provided by operating activities	90.8	(177.3)

Investing activities:
Purchases of property, plant and equipment	(16.9)	(14.0)
Investments in capitalized software	(1.9)	(1.8)

Net cash used in investing activities	(18.8)	(15.8)

Financing activities:
Borrowings of long-term debt	66.0	27.9
Repayments of long-term debt	—	(40.3)
Net borrowings of short-term debt	0.3	(6.6)
Purchases of treasury stock	(65.8)
Dividend payments	(4.6)
Proceeds from exercise of stock options	12.8
Net change in balance due from/to Trane or Trane affiliated entities	—	234.2

Net cash used in financing activities:	8.7	215.2

Effect of exchange rate changes on cash and cash equivalents	2.2	0.6

Net increase/(decrease) in cash and cash equivalents	82.9	22.7
Cash and cash equivalents at beginning of period	226.9	31.6

Cash and cash equivalents at end of period	$309.8	$54.3

WABCO HOLDINGS INC.

Reconciliation of GAAP Reported Financial Measures to Performance Financial Measures

(Unaudited)

	Quarter Ended June 30,
(Amounts in millions, except per share data)	2008	% of Sales/ Adj Sales	2007	% of Sales/ Adj Sales	% Chg vs. 2007
Sales
Reported	$772.9		$582.3		32.7%
Foreign exchange translation effects	(96.1)		—

Adjusted Sales	$676.8		$582.3		16.2%

Operating Income Reported	$84.4	10.9%	$49.5	8.5%	70.5%
Streamlining costs	5.8		7.8
Separation costs	3.0		8.1

Performance Operating Income	$93.2	12.1%	65.4	11.2%	42.5%
Foreign exchange translational effects	(12.4)		—

Adjusted Operating Income	$80.8	11.9%	$65.4	11.2%	23.5%

Net Income
Reported	$67.0		$31.1		115.4%
Streamlining costs, net of tax	5.1		5.7
Tax items	0.5		(2.9)
Separation costs, net of tax and separation related taxes	2.9		13.3

Performance Net Income	$75.5		$47.2		60.0%
Performance Net Income per Diluted Common Share	$1.13		$0.68		66.5%
Common shares outstanding - diluted	66.7
Pro-forma common shares outstanding - diluted			69.7

Note:	The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

	Three Months Ended June 30,
(Amounts in millions)	2008	2007
Net Cash Provided by Operating Activities	$90.8	$(177.3)

Deductions or Additions to Reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(18.8)	(15.8)

Free Cash Flow	$72.0	$(193.1)

Note:	This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC.

Reconciliation of Projected US GAAP Net Income to Performance Net Income and EPS

for Full Year 2008 Projections

(Unaudited)

	(1 EURO = 1.47 USD)	(1 EURO = 1.54 USD)

(Amounts in millions, except per share data)	Previous 2008	Revised 2008
Net Income
Projected US GAAP Net Income	$237.5 - $246.8	$246.8 - $256.1
Streamlining costs, net of tax	7.2	10.5
Tax items	5.0	5.0
Separation costs, net of tax and separation related taxes	10.7	12.4
Performance Net Income	$260.4 - $269.7	$274.7 - $284.0

Performance Net Income per Diluted Common Share	$3.91 - $4.05	$4.12 - $4.26

Projected diluted common shares outstanding	66.6	66.6

Note:	The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures